For Period ended 05/31/2011                         Series 14,15,20
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
31

73A
Per Share Distributions
0.1146

74U
Shares Outstanding
275

74V
NAV
21.50


USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
50

73A
Per Share Distributions
..2069

74U
Shares Outstanding
242

74V
NAV
26.24


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
84

73A
Per Share Distributions
..6313

74U
Shares Outstanding
158

74V
NAV
40.48